As filed with the U.S. Securities and Exchange Commission on March 18, 2010

Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
____________________

ENTERPRISE FINANCIAL SERVICES CORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1706529
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

____________________

150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
____________________

Frank H. Sanfilippo
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)
____________________

with copies to:
Phillip R. Stanton, Esq.
Greensfelder, Hemker & Gale, P.C.
10 South Broadway, Suite 2000
St. Louis, Missouri 63102
(314) 241-9090
____________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
Title of Each Class of Securities to be Registered	Registered	Price Per Unit (1)	Offering Price (1)	Registration Fee (1)
Common Stock, $.01 par value per share	1,752,700	$9.35	$16,387,745	$1,169

(1)	Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (“Rule 457(c)”). Pursuant to Rule 457(c), the offering price and the registration fee are computed based on the average of the high and low prices reported for the registrant’s common stock traded on The Nasdaq Global Select Market on March 12, 2010.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell any of these securities or accept your offer to buy any of them until the registration statement filed with the SEC relating to these securities has been declared effective by the SEC. This preliminary prospectus is not an offer to sell these securities and the selling stockholders are not soliciting an offer to buy these securities in any state or other jurisdiction where such offer or sale is not permitted or legal.

SUBJECT TO COMPLETION DATED MARCH 18, 2010

PROSPECTUS

ENTERPRISE FINANCIAL SERVICES CORP

1,752,700 SHARES OF COMMON STOCK

     This prospectus relates to the potential resale of up to 1,752,700 shares of our common stock, $.01 par value, that the selling stockholders named in this prospectus may offer for sale from time to time. The registration of the shares of our common stock does not necessarily mean that the selling stockholders will offer or sell all or any of these securities. We will not receive any of the proceeds form the sale of any shares of common stock by the selling stockholders, but we will incur expenses in connection with the registration of the securities.

     On January 25, 2010, we completed the sale of an aggregate of 1,931,610 shares of our common stock in a private offering to accredited investors that was conducted in compliance with Section 4(2) of, and Rule 506 of Regulation D under, the Securities Act of 1933, as amended. This prospectus is part of a registration statement that we have filed to satisfy our obligations under the registration rights provided in the subscription agreements entered into with the accredited investors. Under the terms of the subscription agreements, we agreed to file the registration statement to permit the public resale of the common stock purchased in the private offering and to use our reasonable best efforts to keep the registration statement effective for an extended period.

     The initial selling stockholders and their respective successors, including transferees, which we collectively refer to as the selling stockholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling stockholders will be responsible for underwriting discounts or commissions or agents’ commissions.

     Our Common Stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “EFSC.” The last reported sale price of the Common Stock on March 12, 2010 was $9.28 per share. You are urged to obtain current quotations of the common stock.

     Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.

The date of this prospectus is March 18, 2010.

ABOUT THIS PROSPECTUS

     Enterprise Financial Services Corp, or EFSC, is a financial holding company incorporated in the State of Delaware and headquartered in Clayton, Missouri. In this prospectus, the “Company,” “we,” “our,” “ours,” and “us” refer to Enterprise Financial Services Corp and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to “Enterprise Bank” mean Enterprise Bank & Trust, a Missouri trust company with banking powers which is our principal subsidiary.

     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the continuous offering and sale of securities pursuant to Rule 415 of the Securities Act of 1933, as amended. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. We will not receive any proceeds from the resale by the selling stockholders of the offered securities described in this prospectus.

     We may also from time to time provide one or more prospectus supplements containing specific information about the terms of a particular offering by the selling stockholders. A prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should carefully read both this prospectus and, if applicable, any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

     This prospectus and any accompanying prospectus supplement do not contain all of the information included in the shelf registration statement. We have omitted parts of the shelf registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the shelf registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters. The registration statement may be read at the SEC website or at the SEC office mentioned under the section of this prospectus titled “Where You Can Find More Information.”

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus.

     The SEC’s rules allow us to “incorporate by reference” in this prospectus certain information in the documents that we file with it, which means that we can disclose important information to you by referring you to other documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be a part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supercede any information contained in this prospectus or incorporated by reference in this prospectus.

In all cases, you should rely on the later information over different information included in this prospectus or incorporated by reference.

     We incorporate by reference into this prospectus the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” and not filed in accordance with SEC rules:
  Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 16, 2010.
  Definitive Proxy Statement for the 2010 meeting of stockholders, which will be filed with the SEC within 120 days of December 31, 2009.
  Our Current Reports on Form 8-K filed on January 14, 2010, January 22, 2010, January 26, 2010, February 19, 2010, March 12, 2010, March 15, 2010 and March 17, 2010.
  The description of the common stock of EFSC, which is contained in a registration statement filed on Form S-1, by Registrant with the Commission on October 24, 1996, registration number 333-14737, including all amendments and reports filed for the purpose of updating such description.
  Certificate of Designation of EFSC for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated December 17, 2008 (incorporated herein by reference to Exhibit 3.1 to EFSC’s Current Report on Form 8-K filed on December 23, 2008).
     Each of these documents contains important information about our business and our financial performance. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Frank H. Sanfilippo
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500

     Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.

     This prospectus is part of a registration statement we filed with the SEC which incorporates exhibits. You should read the exhibits to the registration statement carefully.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus, any accompanying prospectus supplement and the documents incorporated by reference contain or incorporate statements that are considered “forward-looking statements” within the meaning of United States securities laws. Forward-looking statements typically are identified with use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “potential,” “could,” and similar words, although some forward-looking statements are expressed differently. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including, but not limited to: burdens imposed by federal and state regulation; changes in accounting regulation or standards of banks; credit risk; exposure to general and local economic conditions; risks associated with rapid increase or decrease in prevailing interest rates; consolidation within the banking industry; competition from banks and other financial institutions; our ability to attract and retain relationship officers and other key personnel, and technological developments; and other risks discussed in more detail in the section titled “Risk Factors” below.

     Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of the statements. Forward-looking statements speak only as of the date they are made and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by law. Any investor in the Company should also consider all risks and uncertainties disclosed in our SEC filings described below under the section of this prospectus titled “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

OUR COMPANY

     The following summary does not contain all of the information that may be important to you or that you should consider before deciding to purchase the securities, and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus, especially the risks set forth under the section of this prospectus titled “Risk Factors,” as well as the financial and other information incorporated by reference in this prospectus, before making an investment decision.

     EFSC is a financial holding company incorporated under the laws of the State of Delaware and serves as the holding company for Enterprise Bank. Enterprise Bank conducts its banking operations from four banking locations in the St. Louis metropolitan area, seven banking locations in the Kansas City metropolitan area and a recently acquired banking location in the Phoenix, Arizona metropolitan area. Enterprise Bank is subject to supervision and regulation by the Missouri Division of Finance.

     Our common stock is listed on the Nasdaq Global Select Market under the symbol “EFSC.” For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus titled “Risk Factors.”

     Our principal executive offices are located at 150 N. Meramec, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is http://www.enterprisebank.com.

RISK FACTORS

     An investment in our securities involves a high degree of risk. Before purchasing any of our securities, you should carefully consider the risks described in the section “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2009, which has been filed with the SEC and incorporated herein by reference, and the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference herein. Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

USE OF PROCEEDS

     We will not receive any proceeds from any sale of the securities by the selling stockholders pursuant to this prospectus. The selling stockholders will receive all such proceeds and will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for the brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the securities covered by this prospectus. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fess and expenses of our counsel and our accountants.

DESCRIPTION OF COMMON STOCK

     The following is a description of the material features and rights of our common stock. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read our certificate of incorporation (as amended and together with all certificates of designations) and bylaws which have been filed with the SEC.

General

     Under our certificate of incorporation, as amended, the Company has authority, without further shareholder action, to provide for the issuance of up to 30,000,000 shares of common stock, par value of $.01 per share, and 5,000,000 shares of preferred stock, par value of $.01 per share. As of March 1, 2010, there were 35,000 shares of our preferred stock issued and outstanding (all of which consisted of our Fixed Rate Cumulative Perpetual Preferred Sock, Series A, liquidation preference amount $1,000 per share (the “Series A Preferred Stock”), which was issued to the United States Department of the Treasury on December 19, 2008 pursuant to the Treasury’s Capital Purchase Program. Our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, validly issued, fully paid and non-assessable. As of March 1, 2010, there were 14,851,609 shares of our common stock outstanding, held by approximately 662 stockholders of record. In addition, 803,735 shares of the EFSC’s common stock were reserved for issuance upon the exercise of options that have been granted under our existing stock option plans.

     EFSC may amend its certificate of incorporation from time to time to increase the number of authorized shares of its common stock. Any such amendment would require the approval of the holders of a majority of EFSC’s stock entitled to vote and, in certain circumstances discussed in Voting Rights below, would also require the vote or consent of holders of at least 66 2/3% of the Series A Preferred Stock. EFSC’s common stock is listed on the Nasdaq Global Select Market under the symbol “EFSC.”

Certain Restrictions on Capital Securities

We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Board of Governors of the Federal Reserve System, or the Federal Reserve Board, is authorized to determine, under certain circumstances relating to the financial condition of a financial holding company such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment thereof. In addition, we are subject to Delaware state laws relating to the payment of dividends.

     We depend on dividends, distributions and other payments from our banking subsidiary, Enterprise Bank, to fund dividend payments on our common and preferred stock. Missouri state banking laws and regulations limit the amount of dividends or other capital distributions that Enterprise Bank may pay generally based on current operating earnings and regulatory capital requirements.

     In addition, Enterprise Bank is also subject to regulation and supervision by the Federal Deposit Insurance Corporation, or FDIC. The FDIC has the authority, after notice and a hearing, to prevent a depository institution under its jurisdiction from engaging in an unsafe or unsound practice. Depending on the financial condition of the depository institution, the payment of dividends could constitute an unsafe or unsound practice. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. The federal agencies have also issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

Dividends

     Generally speaking, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by the Company’s board of directors, out of assets that the Company may legally use to pay dividends. However, the ability of the Company to pay dividends on our common stock will be subject to the preferential rights of any outstanding shares of our preferred stock. Under the terms of our Series A Preferred Stock, we may not increase the dividend paid on our common stock above $0.0525 per share per quarter without the consent of the United States Department of the Treasury until the earlier to occur of (i) December 19, 2011, (ii) the date on which all Series A Preferred Stock is redeemed in whole, or (iii) the United States Department of the Treasury has transferred all of the Series A Preferred Stock to third parties. In addition, our ability to declare or pay dividends or distributions on, or repurchase shares of our common stock, will be subject to restrictions in the event we fail to declare and pay full dividends on our Series A Preferred Stock (or set aside a sum sufficient for payment thereof).

     Any future determination relating to dividend policy will be made at the discretion of EFSC’s board of directors and will depend on a number of factors, including, without limitation, our future earnings, capital requirements, financial condition, future prospects and such other factors as EFSC’s board of directors may deem relevant.

Voting Rights

     Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of our common stock have the exclusive power to vote on all matters presented to EFSC’s stockholders, including the election of directors; provided, that holders of our preferred stock may have the exclusive right to elect directors in certain circumstances, including, without limitation, if we fail to make certain dividend payments. Holders of our common stock are entitled to one vote per share, provided that holders of our common stock have the right to cumulate votes in the annual election of directors.

     The terms of the Series A Preferred Stock provide that we must obtain the approval of the holders of at least 66 2/3% of the outstanding shares of the Series A Preferred Stock in order to effect or validate:
  any amendment or alteration to our certificate of incorporation or the certificate of designation for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or issue, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding up;

  any amendment, alteration or repeal of any provision to our certificate of incorporation or the certificate of designation for the Series A Preferred Stock that would adversely affect the rights, preferences, privileges or voting powers of holders of the Series A Preferred Stock; and/or any merger, exchange or similar transaction which would adversely affect the rights of holders of the Senior A Preferred Stock.
Liquidation/Dissolution Rights

     Generally speaking, the right of holders of our common stock to receive proceeds from the liquidation or dissolution of EFSC will be subordinate to the preferential rights of holders of any preferred stock or other senior securities. In the event EFSC voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of our issued and outstanding preferred stock, including, without limitation the Series A Preferred Stock, will be entitled to receive an amount per share equal to a fixed liquidation preference per share applicable to each series of preferred stock, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of our preferred stock will be entitled to receive such total liquidation amount out of EFSC’s assets that are available for distribution to stockholders, after payment or provision for payment of EFSC’s debts and other liabilities but before any distribution of assets is made to holders of our common stock. Subject to these preferential rights of our preferred stock and the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that EFSC may legally use to pay distributions after EFSC pays or makes adequate provision for all of EFSC’s debts and liabilities if EFSC is liquidated, dissolved or its affairs are wound up.

Other Rights

     Holders of our common stock do not have preemptive rights under the Delaware General Corporation Law, or EFSC’s certificate of incorporation (as amended and together with all certificates of designations) or bylaws. Shares of our common stock are not redeemable and have no subscription or conversion rights.

Transfer Agent

     The transfer agent and registrar for the Common Stock is Computershare, Inc., in Canton, Massachusetts.

Restrictions on Ownership

     The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Certain Anti-takeover Effects

     EFSC’s certificate of incorporation (as amended and together with all certificates of designations) and bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove EFSC’s board of directors or to gain control of its outstanding capital stock, as well as provisions that limit liability or provide indemnification for directors and executive officers. These provisions are discussed in more detail below.
  Authorized but Unissued Stock. Authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and/or preferred stock may enable EFSC’s board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of EFSC by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of EFSC’s management.

  Limitations on Liability. EFSC’s certificate of incorporation (as amended and together with all certificates of designations) contains a provision which, subject to the exceptions described below, indemnifies EFSC’s directors from individual liability to EFSC or its stockholders for monetary damages for any breach of such director's fiduciary duty as a director. This provision does not indemnify the director (i) for violating his or her duty of loyalty to EFSC or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware General Corporation Law relating to unlawful dividends and distributions, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the bylaws of EFSC require EFSC to indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service by such person as a director or officer of EFSC. Such directors and officers are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred by the director or officer in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of EFSC’s certificate of incorporation described in the preceding paragraph. Finally, EFSC’s board of directors has the authority to extend to its employees and agents the same indemnification rights held by officers and directors, subject to all the accompanying conditions and obligations.

  Directors. EFSC’s bylaws provide that any or all of EFSC’s directors may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors, subject to applicable provisions of the Delaware General Corporation Law.

  Special Meetings of Stockholders. EFSC’s bylaws provide that special meetings of stockholders may be called at any time by the EFSC’s Chairman of the Board, President or board of directors acting pursuant to a resolution adopted by a majority of EFSC’s board of directors. Special meetings of stockholders may also be called upon the written request of holders of at least fifty percent (50%) of all of the issued and outstanding shares entitled to vote, provided that they shall make written application to EFSC’s Secretary stating the time, place and purpose or purposes of the special meeting.

SELLING STOCKHOLDERS

     The shares of our common stock covered by this prospectus are being offered by the selling stockholders listed in the table below. EFSC completed the issuance and sale of an aggregate of 1,931,610 shares of its common stock to accredited investors on January 25, 2010 in a private placement that was conducted in compliance with Section 4(2) of, and Rule 506 of Regulation D under, the Securities Act of 1933, as amended.

     The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock listed below. When we refer to the “selling stockholders” in this prospectus, we mean any of those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who later hold any of the selling stockholders’ interests. The table below sets forth (i) the name of each of the selling stockholders, (ii) the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our affiliates, (iii) the number of shares of our common stock currently owned by each of the selling stockholders, (iv) the number of shares of our common stock that such selling stockholders may offer pursuant to this prospectus and (v) the number of shares of such common stock to be owned by such selling stockholders after completion of sales pursuant to the registration statement. In accordance with the rules of the SEC, each of the selling stockholders’ beneficial ownership includes:
  all shares the selling stockholder actually owns beneficially of record;

  all shares over which the selling stockholder has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

  all shares the selling stockholder has the right to acquire within 60 days (such as upon exercise of options that are currently vested or that are scheduled to vest within 60 days).
     We do not know if the selling stockholders will actually offer to sell shares pursuant to this prospectus, or the number of shares of our common stock that the selling stockholders may determine to offer. The selling stockholders may offer all, some or none of the shares of common stock indicated below. Because the selling stockholders may offer all or some portion of the shares, we have assumed below that all shares offered hereby will have been sold by the selling stockholders upon termination of sales pursuant to the registration statement of which this prospectus is a part.

     Some or all of the selling stockholders may have sold or transferred some or all of their shares of our common stock in transactions exempt from the registration requirement of the Securities Act of 1933, as amended, since the date on which the information in the table was provided to us. Information concerning the selling stockholders may also change from time to time, and any changed information will be set forth in one or more prospectus supplements or post-effective amendments, as may be appropriate.

	Number of Shares of
	Common Stock Beneficially			Number of Shares of
	Owned		Number of Shares	Common Stock Beneficially
	as of March 1, 2010		of Common Stock	Owned After Resale
Name of Selling Stockholder	Number	Percentage	Offered Hereby (1)	Number	Percentage
Banc Fund VII L.P.	326,062	2.2	103,762	222,300	1.5
Banc Fund VIII L.P.	319,490	2.2	311,284	8,206	*
Peter F. & Carol C. Benoist (2)	310,998	2.1	19,060	291,938	2.0
Woodborne Partners, L.P. (3)	310,000	2.1	310,000	--	--
Banc Fund VI L.P.	241,561	1.6	103,761	137,800.9
Robert E. Guest, Jr. (4) (5)	207,957	1.4	18,541	189,416	1.3
James J. Murphy (6) (7)	185,678	1.3	30,902	154,776	1.0
Linda M. Hanson (8) (9)	118,327.8		14,989	103,338.7
Stieven Financial Investors, L.P. (10)	108,950.7		108,950	--	--
Lewis A. Levey (11) (12)	100,967.7		18,541	82,426.6
Deerhill Pond Investment Partners LP	96,000.6		96,000	--	--
Birch M. Mullins (13) (14)	85,394.6		19,060	66,334.4
Stephen P. Marsh (15) (16)	83,620.6		18,541	65,079.4
Frank H. Sanfilippo (17) (18)	83,502.6		12,360	71,142.5
EB Capital, LLC (19)	77,821.5		77,821	--	--
Peter S. Frane (20)	75,521.5		20,000	55,521.4
John J. Gloss	62,533.4		20,000	42,533.3
John L. Ying (21)	51,800.3		20,000	31,800.2
Joseph P. Conran (22)	46,000.3		40,000	6,000	*
Steven L. Finerty and Linda M. Finerty JTWROS	41,655.3		19,455	22,200.1
Thomas M. Carney	38,910.3		38,910	--	--
Missouri Investment Management, L.P.	36,700.2		20,000	16,700.1
Sandra A. Van Trease (23) (24)	34,752.2		18,542	16,210.1
John E. Brauch, Jr. (25)	34,172.2		12,971	21,201.1
Barry H. Beracha (26)	30,000.2		30,000	--	--
William H. Downey (27)	28,592.2		12,360	16,232.1
Rudy D. Beck	26,455.2		19,455	7,000	*
Mary Pat Blake	26,155.2		19,455	6,700	--
Eugene Deutsch (28)	25,940.2		25,940	--	--
George G. Hruza (29)	23,955.2		19,455	4,500	*
Wayne L. Smith (30)	22,839.2		19,455	3,384	*
Stieven Financial Offshore Investors, Ltd. (31)	20,750.1		20,750	--	--
George H. Walker (32)	20,000.1		20,000	--	--
Robert Michael Lawrence	20,000.1		20,000	--	--
Jannis and Joseph Dittmeier (33)	16,220.1		16,220	--	--
Norman Saale (34)	14,523.1		10,242	4,281	*
The Donald H. Bennett & J. Lavonne Bennett Trust	12,970	*	12,970	--	--
Trust FBO Harry L. Franc, III under Will of
Harry L. Franc dated 3/28/76 (35)	12,556	*	12,556	--	--
Norma Saale (36)	10,602	*	10,242	360	*
Trust FBO Harry L. Franc, III under Will of
Ruth G. Franc dated 1/21/83 (37)	1,900	*	1,900	--	--
Harry L. Franc, III	5,000	*	5,000	--	--
The Blake Foundation (38)	3,250	*	3,250	--	--
Total	3,400,077	22.9	1,752,700	1,647,377	11.1

*	Less than 0.1%

(1)	No selling stockholders are obligated to sell any shares of our common stock. This table assumes sale of all shares of our common stock offered hereby.

(2)	Peter F. Benoist is a member of the board of directors and the President & Chief Executive Officer of Enterprise Financial Services Corp.

(3)	Clayton Management, LLC, as general partner, has voting and dispositive control over the shares of common stock held by Woodborne Partners, L.P.

(4)	The shares of common stock being registered hereby are held by Robert E. Guest Revocable Trust, dated March 3, 2010, and any amendments thereto.

(5)	Robert E. Guest is a member of the Board of directors of Enterprise Financial Services Corp.

(6)	The shares being registered hereby are held by James J. Murphy Jr. Revocable Living Trust U/A dated 6/14/2005.

(7)	James J. Murphy is chairman of the board of directors of Enterprise Financial Services Corp.

(8)	The shares being registered hereby are held by Linda M. Hanson IRA Rollover.

(9)	Linda M. Hanson is the President, Kansas City Region, Enterprise Bank & Trust.

(10)	Stieven Capital Advisors, L.P., as investment manager, has voting and dispositive control over the shares of common stock held by Stieven Financial Investors, L.P.

(11)	The shares of common stock being registered hereby are held by Lewis A. Levey Revocable Trust Dated 12/15/95, as amended.

(12)	Lewis A. Levey is a member of the board of directors of Enterprise Financial Services Corp.

(13)	The shares being registered hereby are held by Birch M. Mullins Living Trust dated July 17, 1995 and any amendments thereto.

(14)	Birch M. Mullins is a member of the board of directors of Enterprise Financial Services Corp.

(15)	The shares of common stock being registered hereby are held by Stephen P. Marsh Revocable Living Trust.

(16)	Stephen P. Marsh is an Executive Vice President of Enterprise Financial Services Corp and the Chairman & Chief Executive Officer of Enterprise Bank & Trust.

(17)	Frank H. Sanfilippo is the Executive Vice President & Chief Financial Officer of Enterprise Financial Services Corp.

(18)	The shares of common stock being registered hereby are held by The Francis H. Sanfilippo IRA Rollover.

(19)	Orville J. Middendorf, as manager, has voting and dispositive control over the shares of common stock held by EB Capital, LLC.

(20)	The shares being registered hereby are held by Peter S. Frane Trust U/T/A 3/07/05.

(21)	The shares of common stock being registered hereby are held by John Ying Revocable Trust dated 04/06/1998.

(22)	The shares being registered hereby are held by Joseph P. Conran IRA.

(23)	The shares being registered hereby are held by Sandra A. Van Trease Revocable Trust dated 7/27/00, as may be amended.

(24)	Sandra A. Van Trease is a member of the board of directors of Enterprise Financial Services Corp.

(25)	The shares of common stock being registered hereby are held by John E Brauch Jr Revocable Living Trust dated 3/1/95.

(26)	The shares of common stock being registered hereby are held by Barry H. Berecha Revocable Trust.

(27)	William H. Downey is a member of the board of directors of Enterprise Financial Services Corp.

(28)	The shares of common stock being registered hereby are held by Eugene Deutsch Revocable Living U/A DTD 1/18/1990.

(29)	The shares of common stock being registered hereby are held by Hruza Revocable Trust U/A 7/31/2009.

(30)	The shares of common stock being registered hereby are held by Wayne L. Smith II Revocable Trust UA DTD 3/12/96.

(31)	Stieven Capital Advisors, L.P., as investment manager, has voting and dispositive control over the shares of common stock held by Stieven Financial Offshore Investors, Ltd.

(32)	The shares of common stock being registered hereby are held by George H. Walker, III Revocable Trust.

(33)	The shares being registered hereby are held by Jannis M. Dittmeier Revocable Trust Dtd. January 26, 1995.

(34)	The shares of common stock being registered hereby are held by Norman Saale Revocable Trust, Dated October 28, 1990.

(35)	Enterprise Bank & Trust and Harry L. Franc, as co-trustees, have voting and dispositive control over the shares of common stock held by Trust FBO Harry L. Franc, III under Will of Harry L. Franc dated 3/28/76.

(36)	The shares of common stock being registered hereby are held by Norma Saale Revocable Trust, Dated October 28, 1990.

(37)	Enterprise Bank & Trust and Harry L. Franc, as co-trustees, have voting and dispositive control over the shares of common stock held by Trust FBO Harry L. Franc, III under Will of Ruther G. Franc dated 1/21/83.

(38)	Mary Pat Blake, as director, has voting and dispositive control over the shares of common stock held by The Blake Foundation.

PLAN OF DISTRIBUTION

     The selling stockholders may, from time to time, sell shares of common stock on the Nasdaq or in privately negotiated transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Each of the selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale.

     The selling stockholders may sell the shares of common stock by one or more of the following methods:
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades, as referenced above, in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  settlement of short sales entered into after the date of this prospectus;

  broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  through the writing of options on the shares;

  private sales or private transactions; or

  a combination of any of these methods of sale or any other legally available means, whether or not described in this prospectus.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than pursuant to this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

     In connection with the sale of shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions only to the extent permitted by the Securities Act of 1933, as amended, and any applicable securities laws of any state of the United States. These broker-dealers may in turn engage in short sales of the shares of common stock and deliver shares of common stock to close our such short positions, or loan or pledge shares of common stock to broker-dealers that may in turn sell such securities. The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus. The selling stockholders may also transfer and donate shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling stockholders for purposes of this prospectus.

     The selling stockholders may decide not to sell all or a portion of the common stock offered by it pursuant to this prospectus. In addition, the selling stockholders may transfer, devise or give the common stock by other means not described in this prospectus. Any common stock covered by this prospectus that qualifies or sale pursuant to Rule 144, Rule 144A or Regulation S of the Securities Act of 1933, as amended, may be sold under Rule 144, Rule 144A or Regulation S rather than pursuant to this prospectus.

     The selling stockholders and any other person(s) participating in the distribution of the common stock will be subject to the Securities and Exchange Act of 1934, as amended. The rules thereof include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholders and any such other person(s). In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the common stock and the ability to engage in market-making activities with respect to the common stock.

     The selling stockholders are responsible for all costs and expenses incurred by them in connection with the sale of shares of common stock, including any underwriting, brokerage or transactions fees as well as all legal fees of counsel retained by such selling stockholders with respect to the registration and sale of the shares of common stock. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fess and expenses of our counsel and our accountants. We will also make copies of this prospectus available to the selling underwriters, dealers or agents for the purpose of satisfying the prospectus delivery requirements of the Securities Act of 1933, as amended, which may include delivery through the facilities of the Nasdaq pursuant to Rule 153 under the Securities Act of 1933, as amended.

     In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

     The validity of our common stock offered hereby will be passed upon for us by Greensfelder, Hemker & Gale, P.C. Joseph D. Lehrer, an attorney with Greensfelder, Hemker & Gale, P.C., holds 11,043 shares of our common stock.

EXPERTS

     Our consolidated financial statements as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein, and upon the authority of said firm as an expert in accounting and auditing.

     The audit report dated March 12, 2010 contains an explanatory paragraph that states that the Company restated the 2008 and 2007 consolidated financial statements to correct a misstatement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities to which this registration statement relates. The Company is not responsible for underwriting discounts, selling commissions and or stock transfer taxes incurred by the selling stockholders. All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$1,169.00
Legal fees and expenses	$95,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous expenses	$6,000.00
Total Expenses	$107,169.00

Item 15. Indemnification of Directors and Officers.

     EFSC is a Delaware corporation. Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

     Section 145 of the DGCL provides, among other things, that EFSC may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of EFSC, by reason of the fact that the person is or was a director, officer, agent or employee of EFSC, or is or was serving at EFSC’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acting in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of EFSC, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of EFSC as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to EFSC, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successfully on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     As permitted by the DGCL, EFSC’s certificate of incorporation (as amended and together with all certificates of designations) includes a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to limited exceptions. The certificate of incorporation (as amended and together with all certificates of designations) also provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at EFSC’s request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity.

Item 16. Exhibits

     See the Exhibit Index immediately following the signature page of this prospectus, which is hereby incorporated herein by reference.

Item 17. Undertakings

A. Rule 415 Offering

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

     (2) That, for the purposes of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Intentionally omitted.

     (5) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

          (i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. Filings Incorporating Subsequent Exchange Act Documents By Reference

     The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act), that is incorporated by reference in this registration statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H. Request for Acceleration of Effective Date of Filing of Registration Statement on Form S-3

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Missouri, on March 18, 2010.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Frank H. Sanfilippo
Frank H. Sanfilippo
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1934, this registration statement has been signed by the following persons in the capacities indicated on the 18th of March, 2010.

Signatures	Title
/s/ Peter F. Benoist*
Peter F. Benoist	President and Chief Executive Officer and Director

/s/ James J. Murphy, Jr.*
James J. Murphy, Jr.	Chairman of the Board of Directors

/s/ Michael A. DeCola*
Michael A. DeCola	Director

/s/ William H. Downey*
William H. Downey	Director

Robert E. Guest, Jr.*
Robert E. Guest, Jr.	Director

/s/ Lewis A. Levey*
Lewis A. Levey	Director

/s/ Birch M. Mullins*
Birch M. Mullins	Director

/s/ Brenda D. Newberry*
Brenda D. Newberry	Director

/s/ Sandra A. Van Trease*
Sandra A. Van Trease	Director

/s/ Henry D. Warshaw*
Henry D. Warshaw	Director

/s/ John S. Eulich *
John S. Eulich	Director

/s/ John M. Tracy*
John M. Tracy	Director

*Signed by Power of Attorney.

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Certificate of Designations (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008).

4.2	Form of Subscription Agreement (incorporated herein by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K filed on January 14, 2010.

4.3	Form of Subscription Agreement (incorporated herein by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K filed on January 26, 2010.

5.1	Opinion of Greensfelder, Hemker & Gale, P.C.

23.1	Consent of KPMG LLP.

23.2	Consent of Greensfelder, Hemker & Gale, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of Registrant.